                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

     Filed by the registrant / /
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        First Mississippi Corporation
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              JAMES L. McARTHUR
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------
     (3) Filing party:

- - --------------------------------------------------------------------------------
     (4) Date filed:

- - --------------------------------------------------------------------------------


- - ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                         FIRST MISSISSIPPI CORPORATION
                              JACKSON, MISSISSIPPI

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               November 11, 1994

To the Stockholders:

     Notice is hereby given that the Annual Meeting of the Stockholders of FIRST MISSISSIPPI CORPORATION will be held in the Garden Room at Dennery's, 330 Greymont Avenue, Jackson, Mississippi, on November 11, 1994, at 2:00 p.m. (CST), for the following purposes:

          1. To elect five (5) Directors to serve for the terms specified in this proxy statement and until their successors are elected and qualify; and

          2. To transact such other business as may be properly brought before the meeting.

     Stockholders of record on September 6, 1994, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     You are urged to consider the enclosed materials and to sign and return your proxy promptly in the enclosed, postage prepaid envelope, even if you plan to attend the meeting. Any stockholder giving a proxy has a right to revoke it at any time before it is voted.

* PLEASE DATE AND SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE PROXY.

                                    By order of the Board of Directors.

                                    /s/ JAMES L. MCARTHUR
                                    JAMES L. MCARTHUR, Secretary
                                    FIRST MISSISSIPPI CORPORATION
                                    P. O. Box 1249
                                    Jackson, Mississippi 39215-1249

October 3, 1994

* NOTICE: STOCKHOLDERS RECEIVING MORE THAN ONE (1) PROXY BECAUSE OF SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES MUST COMPLETE AND RETURN EACH PROXY IN ORDER TO VOTE ALL SHARES TO WHICH ENTITLED.

                         FIRST MISSISSIPPI CORPORATION

                                PROXY STATEMENT

                                  SOLICITATION

     The enclosed proxy is being SOLICITED BY THE BOARD OF DIRECTORS of First Mississippi Corporation, P. O. Box 1249, Jackson, Mississippi, a Mississippi corporation ("First Mississippi" or "the Company"), for use at the 1994 Annual Meeting of the Stockholders of First Mississippi (the "Annual Meeting") to be held in the Garden Room at Dennery's, 330 Greymont Avenue, Jackson, Mississippi at 2:00 p.m. (CST), on Friday, November 11, 1994, and at any adjournments thereof. Stockholders may revoke their proxies by written notice to First Mississippi at any time prior to the exercise thereof, by the execution of a later proxy with respect to the same shares, or by voting their shares in person. The solicitation will be primarily by mail but may also include telephone, telegraph, or oral communication by Officers or regular employees. Officers and employees will receive no additional compensation in connection with the solicitation of proxies. Morrow & Co., Inc., has been retained for advice and consultation and to solicit proxies for the Annual Meeting at a minimum fee of $4,500. All costs of soliciting proxies will be borne by First Mississippi. The approximate mailing date of the proxy statements and proxies to stockholders is October 3, 1994.

ALL PROXIES WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED: (1) FOR THE ELECTION OF FIVE (5) DIRECTORS OF FIRST MISSISSIPPI CORPORATION TO SERVE FOR THE TERMS SPECIFIED IN THIS PROXY STATEMENT AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY; AND (2) ON ALL OTHER MATTERS BY THE PERSONS NAMED IN THE PROXIES IN ACCORDANCE WITH THEIR JUDGMENT.

                               VOTING SECURITIES

     Record Date. Stockholders of record at the close of business on September 6, 1994, are entitled to notice of and to vote at the Annual Meeting.

     Shares Outstanding. As of September 6, 1994, a total of 20,153,990 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to one (1) vote per share on each matter submitted to a vote at the Annual Meeting except with regard to election of Directors wherein stockholders have cumulative rights.

     According to a Form 13F-E filed with the Securities and Exchange Commission by Fidelity Management and Research Corporation ("Fidelity"), 2 Devonshire Street, Boston, MA 02109-3605, Fidelity beneficially owned as of June 30, 1994, an aggregate of 1,119,617 shares or six percent (6%) of Common Stock of the Company. According to the Company's interpretation of that report, Fidelity has sole voting authority as to 3,994 shares and no voting authority as to 1,115,623 shares. See Security Ownership of Management for information as to J. Kelley Williams, who is also a five percent (5%) holder of Common Stock of the Company.

     Stockholder Proposals. Proposals from stockholders intended to be included in the Company's proxy statement for the 1995 Annual Meeting must be received by First Mississippi on or before June 5, 1995, and may be omitted unless the submitting stockholder meets certain requirements.

     Notice. In order for any business to be transacted at the Annual Meeting by a stockholder, including the nomination of a nominee for Director, that business must be properly brought before the meeting by that stockholder giving written notice to the Secretary of the Company of the business to be transacted, in addition to other information, no later than five (5) business days after the Company gives notice of the date and place of the meeting.

                               BOARD OF DIRECTORS

     The Board of Directors (the "Board") represents the interests of all stockholders and is responsible for setting policy and objectives for the Company in accord with its charter, Bylaws, Mississippi laws and other applicable governmental regulations. Effective with the retirement of Frank G. Smith at the 1993 Annual Meeting, the Board amended the Company's Bylaws to reduce the number of Directors from twelve (12) to eleven (11). The Board is currently composed of ten (10) non-employee Directors and one (1) employee, the Chief Executive Officer. On August 23, 1994, the Board adopted an amendment to the Company's Bylaws to increase the number of Directors to twelve (12), effective at the Annual Meeting. The Board is divided into three (3) groups, normally elected for three-year terms. In order to keep the groups as equal as possible, Mr. Fligg has been nominated for a two (2) year term to expire in 1996. All of the Directors of First Mississippi have attended at least seventy-five percent (75%) of the five (5) First Mississippi Board meetings and committees on which they serve.

     A new committee, the COMMITTEE ON DIRECTOR AFFAIRS, was created by the Board on May 24, 1994, to replace the Executive and Nominating Committees. This committee is composed of four (4) non-employee Directors and is responsible for nominating new Board members, appointing members to Board Committees, assessing Board performance and recommending Board compensation for action by the Board. The Chairman of this Committee also chairs executive sessions of the outside members of the Board. The Committee on Director Affairs considers suggestions for Director nominations from all sources. Stockholder suggestions for nominees for the 1995 Annual Meeting, together with appropriate detailed biographical information, should be submitted to the Corporate Secretary no later than June 5, 1995.

     The Executive and Nominating Committees, prior to replacement by the Committee on Director Affairs, met one (1) time and four (4) times, respectively, during the year. Members of the Executive Committee were Messrs. Crook, Murrill, Reed, Speed and Williams. Members of the Nominating Committee were Messrs. Crook, Murrill and Reed.

     The AUDIT COMMITTEE is composed of four (4) non-employee Directors with broad latitude for inquiry into all operations of the Company. Its primary responsibilities include making a recommendation to the Board on the selection of independent auditors, reviewing audit reports prepared by independent auditors, internal auditors, insurance auditors and other consultants engaged by the Company to examine specific areas of corporate operations, and examining the adequacy of compliance with various governmental regulations and corporate policies and procedures. The Audit Committee met five (5) times during the year.

     The COMPENSATION & HUMAN RESOURCES COMMITTEE, which met seven (7) times during the year, is charged with the responsibility of recommending to the Board a program of overall compensation for Executive Officers and other Key Employees. These responsibilities include administration of the Company's Long-Term Incentive Plans, formerly the responsibility of the Long-Term Incentive Committee which was dissolved in August 1994. The Long-Term Incentive Committee met one (1) time during the year and included all non-employee Directors. The Compensation & Human Resources Committee consisted of four (4) non-employee Directors through August 23, 1994, and three (3) thereafter.

     Committee assignments are indicated below.

                             ELECTION OF DIRECTORS

     Article VIII of First Mississippi's Charter of Incorporation and Section
3.3 of the Company's Bylaws specify in part "The Board of Directors shall be divided into three (3) groups which shall be as nearly equal as may be possible." Section 3.2 of the Company's Bylaws states "No person shall be elected to serve on the Board of Directors after attaining sixty-nine (69) years of age."

     Sections I and II below set forth for each nominee for election as a Director and for each continuing Director who is not a nominee, based on information supplied by him, his age as of the date of the Annual Meeting, any presently held positions with First Mississippi, his principal occupation as of the date of this proxy statement and for the past five (5) years, the year in which his term of office will expire, other Directorships in public companies, and his tenure of service as a Director of First Mississippi.

                                   SECTION I

                  NOMINEES FOR ELECTION AS DIRECTORS TO SERVE
                    A THREE (3) YEAR TERM TO EXPIRE IN 1997

RICHARD P. ANDERSON          Director since: 1987             Term Expires: 1994

                             Mr. Anderson, 65, is the President and Chief
                               Executive Officer of The Anderson's Management Corporation, an agribusiness company in Maumee, Ohio, and has been since 1981. He is a Director of Centerior Energy Corporation, an electric utility company in Cleveland, Ohio, and N-Viro International Corporation, a waste recycling company in Toledo, Ohio. He is also a Director of Plasma Processing Corporation, a subsidiary of the Company.

                             He is a member of the Committee on Director Affairs
                               and the Compensation & Human Resources Committee.

WILLIAM A. PERCY, II         Director since: 1988             Term Expires: 1994

                             Mr. Percy, 54, is the managing partner of Trail
                               Lake Enterprises, a cotton and soybean farming operation in Arcola, Mississippi, and has been since 1986. Since September 1992, he has been the Chairman of the Board of Staple Cotton Cooperative Association in Greenwood, Mississippi. Until July 1, 1994, he was a Director of Mississippi Chemical Corporation ("MCC"), which manufactures and sells fertilizer. First Mississippi and MCC are engaged in a joint-venture, Triad Chemical, in Donaldsonville, Louisiana. Mr. Percy is President of Greenville Compress Co., Greenville, Mississippi, and a Director of the Sunburst Bank of Mississippi, Grenada, Mississippi. He is also a Director of Callidus Technologies Inc., FirstMiss Fertilizer, Inc., and Plasma Energy Corporation, subsidiaries of the Company.

                             He is Chairman of the Audit Committee and a member
                               of the First Mississippi Corporation Foundation Advisory Committee.

MAURICE T. REED, JR.         Director since: 1965             Term Expires: 1994

                             Mr. Reed, 68, a private investor, is Chairman of
                               the Board of Columbia Ventures, Inc., a
                               registered investment company in Jackson,
                               Mississippi. He is also a Director of FirstMiss Steel, Inc., a subsidiary of the Company.

                             He is a member of the Compensation & Human
                               Resources Committee.

R. GERALD TURNER             Director since: 1987             Term Expires: 1994

                             Dr. Turner, 48, is the Chancellor of the University
                               of Mississippi in Oxford, Mississippi and has been since 1984. He is also a Director of First Chemical Corporation and FirstMiss Steel, Inc., subsidiaries of the Company.

                             He is Chairman of the Committee on Director Affairs
                               and a member of the First Mississippi Corporation Foundation Advisory Committee.

                   NOMINEE FOR ELECTION AS DIRECTOR TO SERVE
                     A TWO (2) YEAR TERM TO EXPIRE IN 1996

JAMES E. FLIGG               New Nominee

                             Mr. Fligg, 58, is President of Amoco Chemical
                               Company, an international chemical manufacturing and marketing subsidiary of Amoco Corporation based in Chicago, Illinois, and has been since July 1991. He has been a director of Amoco Chemical since 1984. He was Executive Vice President, International Operations and Polymer Products, from 1989 to July 1991. He has been an Executive Vice President of Amoco Corporation, also based in Chicago, since July 1993. During fiscal 1994, three of the Company's subsidiaries purchased a total of $1.2 million in products from Amoco Chemical Company or one of its affiliates.

                                   SECTION II

                                   DIRECTORS

PAUL A. BECKER               Director since: 1985             Term Expires: 1995

                             Mr. Becker, 55, is a Managing Director of Mitchell
                               Hutchins Asset Management, Inc., an investment management company in New York, New York, and wholly owned by PaineWebber Group, Inc. Mr. Becker has been employed by PaineWebber Group, Inc. since 1978. Mitchell Hutchins serves as the investment manager for First Mississippi's pension plan.

                             He is a member of the Audit Committee.

JAMES W. CROOK               Director since: 1971             Term Expires: 1995

                             Mr. Crook, 64, is Chairman of the Board of Melamine
                               Chemicals, Inc. (MCI), which manufactures melamine in Donaldsonville, Louisiana and has been since 1987. The Company owns approximately 23% of the common stock of MCI. MCI obtains all of its raw materials (urea) from Triad Chemical, a joint-venture between the Company and Mississippi Chemical Corporation. During fiscal year 1994, the Company was paid approximately $5.9 million by MCI for urea. Mr. Crook is a retired Vice President of First Mississippi, a position he held from 1965 to June 1985. Mr. Crook is also a member of the Triad Chemical Management Committee and a Director of FirstMiss Fertilizer, Inc. and FirstMiss Steel, Inc., subsidiaries of the Company.

                             He is a member of the Committee on Director Affairs
                               and the First Mississippi Corporation Foundation Advisory Committee.

ROBERT P. GUYTON             Director since: 1969             Term Expires: 1996

                             Mr. Guyton, 57, is Vice President and Financial
                               Consultant for Raymond James & Associates, Inc., an asset management and investment banking company in Atlanta, Georgia, a position he has held since August 1993. He was self-employed as a management consultant from June 1991 to July 1993. He was Chairman and Chief Executive Officer of Bank South Corporation, Atlanta, Georgia, from 1990 to 1991. He served as President and Chief Executive Officer of Bank

                               South Corporation from 1981 to 1990. Mr. Guyton is a Director of Power Sources, Inc., a 50% owned subsidiary of the Company.

                             He is a member of the Audit Committee.

CHARLES P. MORETON           Director since: 1984             Term Expires: 1995

                             Mr. Moreton, 67, has been a private investor,
                               primarily in the oil and gas business, since
                               1991. He was Chairman of the Board of Commet
                               Resources, Inc., a natural gas transmission and marketing company in Houston, Texas, from 1986 until its dissolution in July 1991. He is a Director of Tanglewood Bancshares, Inc., Houston, Texas. He is also a Director of FirstMiss Gold Inc. and Plasma Processing Corporation, subsidiaries of the Company.

                             He is Chairman of the Compensation & Human
                               Resources Committee.

PAUL W. MURRILL              Director since: 1969             Term Expires: 1996

                             Dr. Murrill, 60, is a professional engineer. Dr.
                               Murrill has been a director of Entergy
                               Corporation since 1994, when it purchased Gulf States Utilities Company, an electric and gas utility company in Beaumont, Texas, of which Dr. Murrill was a director. Until March 1990, Dr. Murrill was also a Special Advisor to the Chairman of the Board of Gulf States. Dr. Murrill had also previously served as Chairman of the Board and Chief Executive Officer of that company. He is a Director of Piccadilly Cafeterias, Inc., a restaurant chain, Baton Rouge, Louisiana; ZYGO, a high precision instrument company, Middlefield, Connecticut; Howell Corporation, a diversified energy company, Houston, Texas; and Tidewater, Inc., an oil service company, New Orleans, Louisiana. He is also a Director of FirstMiss Gold Inc., a subsidiary of the Company.

                             He is a member of the Audit Committee.

LELAND R. SPEED              Director since: 1965             Term Expires: 1995

                             Mr. Speed, 62, is President and Trustee of Eastover
                               Corporation, a real estate investment trust and has been since 1977. He is also Chief Executive Officer and Chairman of the Board of The Parkway Company and Chairman, Chief Executive Officer and Trustee of EastGroup Properties, real estate investment companies; all part of the Eastover Group of Companies, Jackson, Mississippi. He is Chairman and Director of Delta Industries, Inc., a construction materials manufacturer, and President and Director of Congress Street Properties, Inc., all of Jackson, Mississippi. Mr. Speed is a Director of Farm Fish, Inc., and Mississippi Valley Gas Company, and President and Director of LHN REIT, Inc., all of Jackson, Mississippi. He was President, Chief Executive Officer and Director of Rockwood National Corporation, a real estate developer, from 1983 through June 1994. He was a Trustee of First Continental Investors R.E.I.T., Houston, Texas, from 1983 through May 1994. He is also a Director of Callidus Technologies Inc. and Plasma Energy Corporation, subsidiaries of the Company.

                             He is a member of the Committee on Director Affairs
                               and the First Mississippi Corporation Foundation Advisory Committee.

J. KELLEY WILLIAMS           Director since: 1971             Term Expires: 1996

                             Mr. Williams, 60, is the Chairman of the Board,
                               President and Chief Executive Officer of First Mississippi and has been since 1988. He was President and Chief Executive Officer from 1971 until November 1988. He is a Director of Deposit Guaranty Corporation and Deposit Guaranty National Bank, Jackson, Mississippi. He is Chairman of the Board of Callidus Technologies Inc., FirstMiss Fertilizer, Inc., FirstMiss Gold Inc., First Chemical Corporation, Plasma Energy Corporation, Plasma Processing Corporation and Power Sources, Inc. (50%) owned, all subsidiaries of the Company. He is also a Director of FirstMiss Steel, Inc., also a subsidiary of the Company.

                 THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES.

     Cumulative Voting. A stockholder has the right to cumulate votes for the election of Directors. A stockholder shall have the right to cast one (1) vote for each share owned by him for as many persons as there are Directors to be elected (5), or he may cumulate such votes and give one (1) nominee as many votes as there are Directors to be elected multiplied by the number of his shares, or he may distribute them on the same principle among as many nominees and in such manner as he may desire. The Board of Directors solicits discretionary authority to cumulate votes.

     Voting Procedures on Election of Directors. Pursuant to the Bylaws and Mississippi law, the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum to convene the Annual Meeting. Stockholders have the right to vote "For" or "Withhold" authority to vote for one or all of the nominees. Votes withheld from nominees will be counted in determining whether a quorum has been reached, but will have no affect on the outcome of the election of the nominees because Directors are elected by a plurality of votes cast by Stockholders entitled to vote in the election once a quorum is established. In the absence of specific instructions, proxies will be voted for the nominees. A quorum being present, the favorable vote by a majority of the shares present in person or by proxy shall be sufficient for the election of Directors.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The Directors, including the new nominee, and Officers of the Company beneficially own as of September 1, 1994, Convertible Subordinated Debentures, Convertible Preferred Stock, Nonqualified Stock Options ("NQSO") and Common Stock of the Company as follows:

                                                                                        TOTAL
                                              COMMON                                    COMMON
                                              STOCK                                     STOCK     PERCENT
                                           BENEFICIALLY   PERCENT OF    COMMON        BENEFICIALLY   OF
        DIRECTOR/NOMINEE/OFFICER             OWNED(1)       CLASS        STOCK         OWNED(2)    CLASS
- - -----------------------------------------  ------------   ----------   ---------      ----------  -------
Richard P. Anderson......................                                  4,450(3)
  1988-1 Series..........................       1,000          9%
  1989-2 Series..........................       1,000          9%
  1990-2 Series..........................       1,000          9%
  1991-2 Series..........................       1,000          9%
  1992-1 Series..........................       1,000          9%
                                           ------------
                                                5,000                                      9,450        *

                                                                                        TOTAL
                                              COMMON                                    COMMON
                                              STOCK                                     STOCK     PERCENT
                                           BENEFICIALLY   PERCENT OF    COMMON        BENEFICIALLY   OF
        DIRECTOR/NOMINEE/OFFICER             OWNED(1)       CLASS        STOCK         OWNED(2)    CLASS
- - -----------------------------------------  ------------   ----------   ---------      ----------  -------
Paul A. Becker...........................                                 20,000
  1988-1 Series..........................       1,000          9%
  1989-2 Series..........................       1,000          9%
  1990-2 Series..........................       1,000          9%
  1991-2 Series..........................       1,000          9%
  1992-1 Series..........................       1,000          9%
                                           ------------
                                                5,000                                     25,000        *
James W. Crook...........................                                106,287
  1988-1 Series..........................       1,000          9%
  1989-2 Series..........................       1,000          9%
  1990-2 Series..........................       1,000          9%
  1991-2 Series..........................       1,000          9%
  1992-1 Series..........................       1,000          9%
                                           ------------
                                                5,000                                    111,287        *
James E. Fligg...........................           0         N/A            500             500        *
Robert P. Guyton.........................                                 18,000
  1988-1 Series..........................       1,000          9%
  1989-2 Series..........................       1,000          9%
  1990-2 Series..........................       1,000          9%
  1991-2 Series..........................       1,000          9%
  1992-1 Series..........................       1,000          9%
                                           ------------
                                                5,000                                     23,000        *
Charles P. Moreton.......................                                 10,250(4)
  1988-1 Series..........................       1,000          9%
  1989-2 Series..........................       1,000          9%
  1990-2 Series..........................       1,000          9%
  1991-2 Series..........................       1,000          9%
  1992-1 Series..........................       1,000          9%
                                           ------------
                                                5,000                                     15,250        *
Paul W. Murrill..........................                                  7,125(5)
  1988-1 Series..........................       1,000          9%
  1989-2 Series..........................       1,000          9%
  1990-2 Series..........................       1,000          9%
  1991-2 Series..........................       1,000          9%
  1992-1 Series..........................       1,000          9%
                                           ------------
                                                5,000                                     12,125        *
William A. Percy, II.....................                                 17,475(6)
  1988-1 Series..........................       1,000          9%
  1989-2 Series..........................       1,000          9%
  1990-2 Series..........................       1,000          9%
  1991-2 Series..........................       1,000          9%
  1992-1 Series..........................       1,000          9%
                                           ------------
                                                5,000                                     22,475        *

                                                                                        TOTAL
                                              COMMON                                    COMMON
                                              STOCK                                     STOCK     PERCENT
                                           BENEFICIALLY   PERCENT OF    COMMON        BENEFICIALLY   OF
        DIRECTOR/NOMINEE/OFFICER             OWNED(1)       CLASS        STOCK         OWNED(2)    CLASS
- - -----------------------------------------  ------------   ----------   ---------      ----------  -------
Maurice T. Reed, Jr......................                                 25,983(7)
  1988-1 Series..........................       1,000          9%
  1989-2 Series..........................       1,000          9%
  1990-2 Series..........................       1,000          9%
  1991-2 Series..........................       1,000          9%
  1992-1 Series..........................       1,000          9%
                                           ------------
                                                5,000                                     30,983        *
Leland R. Speed..........................                                 16,890
  1988-1 Series..........................       1,000          9%
  1989-2 Series..........................       1,000          9%
  1990-2 Series..........................       1,000          9%
  1991-2 Series..........................       1,000          9%
  1992-1 Series..........................       1,000          9%
                                           ------------
                                                5,000                                     21,890        *
R. Gerald Turner.........................                                  2,900(8)
  1988-1 Series..........................       1,000          9%
  1989-2 Series..........................       1,000          9%
  1990-2 Series..........................       1,000          9%
  1991-2 Series..........................       1,000          9%
  1992-1 Series..........................       1,000          9%
                                           ------------
                                                5,000                                      7,900        *
J. Kelley Williams.......................                                705,255(9)
  1985-A Series..........................      25,000         44%
  1986-A Series..........................      40,000         77%
  1987-A Series..........................      25,000         37%
  1988-A Series..........................      45,000         32%
  1989-1 Series..........................      45,000        100%
  1990-1 Series..........................      45,000         37%
  1991-1 Series..........................      45,000         38%
  NQSO...................................      65,000         34%
                                           ------------
                                              335,000                                  1,040,255    5.08%
O. Edward Wall...........................                                 50,624
  1985-A Series **.......................      13,000         23%
  1988-A Series..........................      13,000          9%
  1989-A Series..........................       2,000          2%
  1990-1 Series..........................       5,000          4%
  1991-1 Series..........................       5,000          4%
  NQSO...................................       8,000          4%
                                           ------------
                                               46,000                                     96,624        *

                                                                                        TOTAL
                                              COMMON                                    COMMON
                                              STOCK                                     STOCK     PERCENT
                                           BENEFICIALLY   PERCENT OF    COMMON        BENEFICIALLY   OF
        DIRECTOR/NOMINEE/OFFICER             OWNED(1)       CLASS        STOCK         OWNED(2)    CLASS
- - -----------------------------------------  ------------   ----------   ---------      ----------  -------
Charles R. Gibson........................                                 26,658
  1985-A Series..........................       6,200         11%
  1986-A Series..........................       5,000         10%
  1987-A Series..........................       8,000         12%
  1988-A Series..........................       8,000          6%
  1989-A Series..........................       9,000         11%
  1990-1 Series..........................      10,000          8%
  1991-1 Series..........................      15,000         13%
  NQSO...................................      33,000         17%
                                           ------------
                                               94,200                                    120,858        *
R. Michael Summerford....................                                  6,592
  1985-A Series..........................       5,000          9%
  1987-A Series..........................       8,000         12%
  1988-A Series..........................      13,000          9%
  1989-A Series..........................      14,000         17%
  1990-1 Series..........................      14,000         12%
  1991-1 Series..........................      18,000         15%
  NQSO...................................      39,000         21%
                                           ------------
                                              111,000                                    117,592        *
William P. Bartlett......................           0         N/A             76              76        *
All Directors and Executive Officers as a
  Group (22 Persons) (10)................                              1,049,851
  1985-A Series ***......................      49,200         88%
  1986-A Series..........................      45,000         87%
  1987-A Series..........................      51,000         75%
  1988-A Series..........................      91,000         65%
  1988-1 Series..........................      10,000         91%
  1989-A Series..........................      40,000         48%
  1989-1 Series..........................      45,000        100%
  1989-2 Series..........................      10,000         91%
  1990-1 Series..........................      89,000         74%
  1990-2 Series..........................      10,000         91%
  1991-1 Series ***......................     100,600         86%
  1991-2 Series..........................      10,000         91%
  1992-1 Series..........................      10,000         91%
  NQSO...................................     161,900         85%
                                           ------------
                                              722,700                                  1,772,551    8.49%

- - ---------------

   * Represents less than one percent (1%) of class.

  ** Represents shares of Common Stock underlying Convertible Subordinated
     Debentures that have already been purchased through the exercise of Debenture Options.

 *** 13,000 shares of the 1985-A Series and 9,600 shares of the 1991-1 Series represent shares of Common Stock underlying the Convertible Subordinated Debentures that have already been purchased through the exercise of Debenture Options.

 (1) Numbers represent shares of Common Stock of the Company underlying the Convertible Subordinated Debentures and NQSOs beneficially owned by the Directors and Officers. The Debentures are immediately convertible into the specified number of shares of Convertible Preferred Stock of the same series and then immediately convertible into the specified number of shares of Common Stock of the Company. NQSOs are exercisable no earlier than six
     (6) months from date of grant into shares of Common Stock of the Company and presently all are exercisable.

 (2) In connection with the Shareholder Rights Plan adopted by the Company on May 12, 1986, and amended on February 14, 1989, preferred stock purchase rights were distributed to stockholders and are deemed to be attached to the outstanding shares of Common Stock of the Company, including the outstanding shares of Common Stock reported above as being owned by Directors and Officers. Under certain conditions, each right may be exercised to purchase one one-hundredth (1/100) of a share of a new series of preferred stock, at an exercise price of $30 (subject to adjustment). The rights, which do not have voting rights, expire in 1996 and may be redeemed by the Company at a price of $.05 per right prior to a specified period of time after the occurrence of certain events. In certain events, each right (except certain rights beneficially owned by 20% or more owners, which rights are voided) will entitle its holder to purchase shares of Common Stock with a value of twice the then current exercise price.

 (3) Shares voting and investment power of 3,700 shares with Mrs. Anderson.

 (4) Shares voting and investment power with Mrs. Moreton.

 (5) Excluded are 775 shares owned by Mrs. Murrill of which Dr. Murrill has no voting and investment power and disclaims beneficial ownership.

 (6) Included are shares which Mr. Percy has sole voting and investment power as President of Klondike Planting Company (8,750 shares) and Greenville Compress Company (6,500 shares) and all of which he disclaims beneficial ownership.

 (7) Included are 738 shares which Mr. Reed, as Trustee, has sole voting and investment power and disclaims beneficial ownership.

 (8) Shares voting and investment power of 2,800 shares with Mrs. Turner.

 (9) Included are 177,000 shares of which Mr. Williams shares voting and investment power, 3,500 of which he disclaims beneficial ownership. Excluded are 61,750 shares held in the Jean P. Williams Revocable Trust, of which Mr. Williams has no voting and investment power and disclaims beneficial ownership.

(10) Except for 129 shares that James L. McArthur has shared voting and investment power, and except as otherwise indicated in these notes, the shares beneficially owned by the persons indicated in the table above represent sole voting and investment power. Excluded are 12 shares owned by Mrs. McArthur, of which Mr. McArthur has no voting and investment power and disclaims beneficial ownership.

     The Company and its Directors and Officers engage in various transactions with FirstMiss Gold Inc. ("FirstMiss Gold"), a nineteen percent (19%) publicly owned company, and certain Directors and Officers of the Company are also Directors or Officers of FirstMiss Gold. The Company's Directors and Executive Officers beneficially own shares of Common Stock of FirstMiss Gold as follows, except that those Directors and Executive Officers of the Company that do not beneficially own any shares of Common Stock of FirstMiss Gold are not listed below.

                  BENEFICIAL OWNERSHIP OF FIRSTMISS GOLD INC.
                                  COMMON STOCK

                                                                                        TOTAL
                                                 COMMON                                COMMON
                                                  STOCK                                 STOCK
                                               BENEFICIALLY  PERCENT OF   COMMON     BENEFICIALLY  PERCENT OF
              DIRECTOR/OFFICER                  OWNED(1)       CLASS      STOCK       OWNED(2)       CLASS
- - ---------------------------------------------  -----------   ----------   ------     -----------   ----------
James W. Crook...............................          0         N/A      18,000        18,000          *
Charles P. Moreton...........................                             10,700(3)
  1989-B Series..............................      1,000         25%
  1990-C Series..............................      1,000         20%
  1991-B Series..............................      1,000         20%
  1992-A Series..............................      1,000         20%
  1993-A Series..............................      1,000         20%
                                               -----------
                                                   5,000                                15,700          *
Paul W. Murrill..............................                             1,000
  1989-B Series..............................      1,000         25%
  1990-C Series..............................      1,000         20%
  1991-B Series..............................      1,000         20%
  1992-A Series..............................      1,000         20%
  1993-A Series..............................      1,000         20%
                                               -----------
                                                   5,000                                 6,000          *
R. Gerald Turner.............................          0         N/A        500 (4)        500          *
J. Kelley Williams...........................          0         N/A      26,237        26,237          *
Charles R. Gibson............................          0         N/A        100            100          *
R. Michael Summerford........................          0         N/A      1,400          1,400          *
All Directors and Executive Officers as a
  Group
  (22 Persons)(5)............................                             76,790(6)
  1989-B Series..............................      2,000         50%
  1990-C Series..............................      2,000         40%
  1991-B Series..............................      2,000         40%
  1992-A Series..............................      2,000         40%
  1993-A Series..............................      2,000         40%
                                               -----------
                                                  10,000                                86,790          *

- - ---------------

 *  Represents less than one percent (1%) of class.

(1) Numbers represent shares of Common Stock of FirstMiss Gold underlying the Convertible Subordinated Debentures and NQSOs beneficially owned by the Directors and Officers. The Debentures are immediately convertible into the specified number of shares of Convertible Preferred Stock of the same series and then immediately convertible into the specified shares of Common Stock of FirstMiss Gold. NQSOs are exercisable no earlier than six (6) months from date of grant into shares of Common Stock of FirstMiss Gold and presently all are exercisable.

(2) In connection with the Stockholder Rights Plan adopted by the Board of FirstMiss Gold on June 13, 1990, stock purchase rights were dividended to stockholders of record on June 25, 1990, and are deemed to attach to the outstanding shares of Common Stock of FirstMiss Gold, including outstanding shares of Common Stock reported as being owned by Directors and Officers. Under certain conditions each right may be exercised to purchase one share of Common Stock at an exercise price of $40 (subject to adjustment). The rights may be exercised only after commencement of a public announcement of a tender or exchange offer if, upon its consummation, the offeror would beneficially own 20% or more of FirstMiss Gold's Common Stock. An "Acquiring Person" trigger was also provided, making the rights exercisable if a person holds at least 15% of the Common Stock without the prior approval of a majority of the independent members of the Board of FirstMiss Gold. The rights, which do not have voting rights, expire in June 2000 and may be redeemed by FirstMiss Gold at a price of $0.01 per right prior to a specified period of time after the occurrence of certain events. In certain events, without the consent of the majority of the independent members of the Board of FirstMiss Gold, including certain acquisitions of an Acquiring Person, each right (except certain rights which are or were beneficially owned by 20% or more owners or an Acquiring Person, which rights are voided) will entitle its holder to purchase shares of FirstMiss Gold Common Stock with a value of twice the then current exercise price. If, following an acquisition of 20% or more of the shares of Common Stock, FirstMiss Gold is acquired in a merger or other business combination or sells 50% of its assets or earnings power, each right (other than rights voided as above) will entitle its holder to purchase stock of the acquiring company with a value of twice the then current exercise price.

(3) Shares voting and investment power with Mrs. Moreton.

(4) Shares voting and investment power with Mrs. Turner.

(5) Excluded from Beneficial Ownership of FirstMiss Gold Common Stock are 111,000 shares beneficially owned in the form of NQSOs by Charles M. McAuley, which options were purchased by the Company on August 22, 1994 for $239,575.

(6) Includes 10,000 shares of restricted stock issued to Mr. Thompson upon being named President and CEO of FirstMiss Gold Inc., of which he has sole voting but no investment power. All of the shares will vest no later than August 22, 1997, provided Mr. Thompson continues to be employed.

     Section 16(a) of the Securities Exchange Act of 1934 requires Officers and Directors of the Company and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission and The New York Stock Exchange. The Company monitors compliance and acts as the Compliance Officer for such filings of its Officers and Directors and prepares and files reports for such persons based on information supplied by them. Based solely on its review of such information, the Company believes that for fiscal year 1994, its Officers and Directors were in compliance with all applicable filing requirements.

                             DIRECTOR COMPENSATION

     Directors who are not employees are compensated for their services with a retainer of $1,000 per month with a fee of $650 per day for attendance at duly called Board and committee meetings or a fee of $325 for half-day committee meetings except for committee Chairmen, who receive a fee of $750 per day for meetings and $375 for half-day meetings. Travel expenses to and from meetings are reimbursed to all Directors. No fees are paid for informal meetings. Attendance at meetings held by telephone conference call are paid at the half-day rate.

     In fiscal year 1986, the Company established a Deferred Income Plan for Directors, Officers and Key Employees which superseded the previous deferred income arrangement and pursuant to which deferral opportunities in any given year, up to a maximum of three (3) years, were determined at the discretion of the Board (Plan A). Amounts deferred under Plan A earn interest at a prescribed rate which, as originally established, was twenty percent (20%), compounded annually, subject to reduction as described below. The Company is owner and beneficiary of life insurance policies covering most of the participants in Plan
A. The benefits associated with these policies are expected to cover the Company's financial obligations incurred in connection with Plan A, including the interest accrued on the amounts deferred thereunder in excess of market rates, resulting in no net cost to the Company over the life of the plan. The Plan provides that the interest rate may be reduced prospectively and, if necessary, may be adjusted retroactively, due to severe economic changes including, but not limited to, changes in tax law. However, no retroactive changes in the rate of a return may occur unless such economic changes are material, adverse and retroactive in nature. Further, in no event shall the interest rate on amounts deferred under Plan A be reduced to a level lower than the ten (10)-year Treasury Note Rate. Effective January 1, 1994, the Director participants in Plan A still serving on the Board voluntarily changed the interest rate to one hundred twenty percent (120%) of the applicable annual federal long-term rate as specified in the Internal Revenue Code. At the same time, the Board terminated Plan A, subject to the existing rights and obligations thereunder. The interest rate for the first six (6) months of fiscal year 1994 for all Directors remained at twenty percent (20%). In fiscal year 1989, the Company established a successor Deferred Compensation Plan for Directors to insure continuation of deferral opportunities for Directors (Plan
B). Plan B was amended effective January 1, 1994, to change the interest rate prospectively to one hundred twenty percent (120%) of the applicable annual federal long-term rate as specified in the Internal Revenue Code. Amounts deferred under Plan B prior to January 1, 1994 earned interest based on the Chase Manhattan Bank, N.A. Prime Rate, less one percent (1%). The deferrals under both Plan A and Plan B are held by the Company until retirement, resignation or other termination of services. Pursuant to these plans and the amendments herein described, above market interest was credited to the deferred income accounts of the directors for the first half of fiscal 1994 only in a total amount of $42,504. Director J. Kelley Williams participates only in the Employee Deferred Income Plan (see Note 9 on page 16).

     The Company furnishes Directors with $100,000 accidental death and dismemberment insurance protection and $250,000 of business travel accident protection. The Company also has a Retirement Plan for its non-employee Directors under which all Directors who have served at least one (1) three-year term will, under certain conditions, receive an annual retirement benefit equal to their annual retainer at retirement for each year of service, not to exceed fifteen (15) years. The amount of the retainer to be received after retirement shall be fixed at the time of retirement. The plan also provides for a lump sum payment to a Director under certain conditions in the event of a change of control and to his beneficiary upon his death.

                               EXECUTIVE OFFICERS

     The following sets forth certain information with respect to the Executive Officers of First Mississippi, including age as of the date of the Annual Meeting. All Executive Officers are elected by the Board and hold office until the next Annual Meeting of Stockholders and thereafter until their successors are elected and qualify.

          NAME             AGE        POSITION HELD, YEAR FIRST ELECTED AND TERM OF OFFICE
- - -------------------------  ---     -----------------------------------------------------------
J. Kelley Williams.......  60      Chairman of the Board, President and Chief Executive
                                     Officer, 1988; President and Chief Executive Officer,
                                     1971-1988.

R. Michael Summerford....  46      Vice President and Chief Financial Officer, 1988; Vice
                                     President, 1983-1988.

W. P. Bartlett...........  56      President of Callidus Technologies Inc., 1989; President of
                                     Penteco Corporation, 1983-1989.

J. Steve Chustz..........  46      General Counsel, 1993; Interim General Counsel, May 1993
                                     through November 1993; Associate General Counsel, 1987.

Charles R. Gibson........  57      President of FirstMiss Fertilizer, Inc., 1989; Vice
                                     President of the Company, 1985-1989.

Samir A. Hakooz..........  47      President of SCE Technologies, Inc., 1992; President of
                                     Plasma Energy Corporation ("PEC"), 1991; Executive Vice
                                     President and General Manager of PEC, July 1990; Vice
                                     President of Marketing of PEC, April 1990; Vice President
                                     of Marketing and Vice President of Utility Products for
                                     General Atomics Company, through April 1990.

James L. McArthur........  51      Secretary and Manager, Investor Relations, 1993; Manager,
                                     Investor Relations, 1988.

Charles M. McAuley.......  61      President and Chief Executive Officer of FirstMiss Gold
                                     Inc., 1992 to September 1, 1994; Group Vice President of
                                     the Company, 1985-1992; Vice President of the Company,
                                     1975-1985.

Terry L. Moore...........  45      President of Plasma Processing Corporation, 1990; Vice
                                     President of Marketing of PEC, 1988-1990.

G. W. Thompson...........  52      President and Chief Executive Officer of FirstMiss Gold
                                     Inc., September 1, 1994; Director of FirstMiss Gold, May
                                     1994; Private Investor and Consultant from 1992 until
                                     September 1, 1994; President and Chief Executive Officer
                                     of Meridian Minerals Company, a subsidiary of Burlington
                                     Resources, Inc., 1983-1992.

O. Edward Wall...........  59      President of First Chemical Corporation, 1981.

Frank D. Winter..........  53      Chairman of FirstMiss Steel, Inc., 1992; Self-employed
                                     consultant, 1991-1992; President of Atlas Specialty Steels,
                                     1987-1991.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                             ANNUAL COMPENSATION            COMPENSATION
                                       -------------------------------      ------------
                                                               OTHER                           ALL
                                                              ANNUAL         SECURITIES       OTHER
                                                              COMPEN-        UNDERLYING      COMPEN-
     NAME AND PRINCIPAL                 SALARY     BONUS     SATION(2)       OPTIONS(3)     SATION(4)
        POSITION(1)            YEAR      ($)        ($)         ($)             (#)            ($)
- - ----------------------------   -----   --------   --------   ---------      ------------    ---------
J. Kelley Williams(5)           1994    330,000    200,000          (7)             0         52,975(9)(10)(11)
Chairman, President &           1993    430,833          0   222,214(6)        35,000         87,307
Chief Executive Officer         1992    440,000          0          (7)        30,000         76,778
O. Edward Wall                  1994    202,265     99,200   643,912(6)(8)      3,200         29,563(9)(10)(11)
President, First Chemical       1993    195,822     88,900   152,542(6)(8)      5,000         24,427
Corporation                     1992    193,343     25,700          (7)         3,000         21,843
Charles R. Gibson               1994    168,916     82,800    35,393(6)        17,200         23,816(9)(10)(11)
President, FirstMiss            1993    165,605     61,300          (7)        15,000         19,821
Fertilizer, Inc.                1992    159,535     63,800    42,416(6)        18,000         17,591
R. Michael Summerford           1994    182,458     73,400          (7)        21,300         11,357(9)(10)(11)
Vice President and              1993    177,216          0          (7)        25,000         10,381
Chief Financial Officer         1992    175,088     29,400          (7)        14,000          9,992
William P. Bartlett             1994    161,264          0          (7)             0          8,297(10)(11)
President, Callidus             1993    155,000     52,700          (7)             0          7,604
Technologies Inc.               1992    136,135     10,800          (7)             0          6,732

- - ---------------

 (1) Summary Compensation Table excludes compensation paid to Mr. McAuley as President and Chief Executive Officer of FirstMiss Gold. Mr. McAuley retired from those positions on September 1, 1994. Mr. McAuley is now employed by First Mississippi as a special advisor, but is not an Executive Officer. Total Annual Compensation paid to Mr. McAuley during fiscal year 1994 was $281,320.

 (2) Other Annual Compensation includes payouts under Performance Option arrangements, direct cash payments related to tax reimbursements related to long-term incentives, tax planning and tax return preparation services, and imputed income and tax reimbursements resulting from the personal use of Company automobiles and country clubs. Tax reimbursement payments are pursuant to a plan providing for payment to eligible employees of thirty-seven percent (37%) of the Company's federal income tax deduction resulting from the exercise of Convertible Subordinated Debenture Options, NQSOs, Incentive Stock Options (ISO) and Performance Options.

 (3) NQSOs were granted to Officers and certain key employees of the Company in 1994, 1993 and 1992. All option awards were granted under the 1988 Long-Term Incentive Plan. No shares of Common Stock of the Company are available for the grant of awards under the 1980 Long-Term Incentive Plan.

 (4) All Other Compensation is comprised of Company contributions related to the Company's 401(k) Plan, including amounts provided by the Company's Benefits Restoration Plan ("BRP"), executive life insurance paid by the Company on the Executive Officer's behalf, and the above market portion of interest earned under the Deferred Income Plan (Plan A).

     The BRP permits participants in the 401(k) Plan to make contributions, and the Company to match the same, in amounts permitted by the 401(k) Plan but which would otherwise be in excess of those permitted by certain Internal Revenue Code limitations.

 (5) Mr. Williams' base salary was reduced twenty-five percent (25%) at his request effective June 1, 1993, in consideration of losses due to restructuring. In March 1994, option awards granted in August 1993 representing 5,000 shares were forfeited.

 (6) Tax reimbursement payments in fiscal year 1994 to Mr. Wall and Mr. Gibson were $169,826 and $23,171, respectively. Tax reimbursement payments in fiscal year 1993 to Mr. Williams and Mr. Wall were $191,087 and $51,863, respectively. Tax reimbursement payment in fiscal year 1992 to Mr. Gibson was $32,847.

 (7) Aggregate perquisites and other personal benefits were less than $50,000 or ten percent (10%) of the total annual salary and bonus reported for the named Executive Officer and thus are excluded from the table.

 (8) Includes payments received by Mr. Wall on exercise of Performance Options of $458,990 in 1994 and $80,958 in 1993. Performance Option awards are payable only in cash based on appreciation in value of units, such appreciated value being based on First Chemical Corporation's pre-tax operating profit and the price earnings multiples of a peer group of publicly held companies. Performance units are exercisable no earlier than six (6) months from date of grant and until ten (10) years from grant. The units are valued on a quarterly basis and may be exercised by the participant within fifteen (15) business days from the date of valuation.

 (9) Above market interest earned under the Deferred Income Plan in fiscal year 1994 was $36,026, $19,173, $15,128 and $2,176 for Mr. Williams, Mr. Wall,
     Mr. Gibson and Mr. Summerford, respectively. Mr. Williams voluntarily changed the interest rate on his deferrals effective January 1, 1994 to one hundred twenty percent (120%) of the applicable annual federal long-term rate as specified in the Internal Revenue Code. See "Director Compensation."

(10) Company contributions to the 401(k) Plan in fiscal year 1994 were $9,126, $7,096, $5,987, $7,108 and $6,451 for Mr. Williams, Mr. Wall, Mr. Gibson,
     Mr. Summerford and Mr. Bartlett, respectively, and accruals to the 401(k) related BRP were $4,074, $994 and $770 for Mr. Williams, Mr. Wall and Mr. Gibson, respectively.

(11) Executive life insurance paid by the Company in fiscal year 1994 was $3,749, $2,300, $1,931, $2,073 and $1,846 for Mr. Williams, Mr. Wall, Mr.
     Gibson, Mr. Summerford and Mr. Bartlett, respectively.

                      OPTION GRANTS IN FISCAL YEAR 1994 *

                                                          INDIVIDUAL GRANTS
                                        ------------------------------------------------------
                                        NUMBER OF
                                        SECURITIES
                                        UNDERLYING      % OF TOTAL      EXERCISE                  GRANT DATE
                                         OPTIONS     OPTIONS GRANTED      PRICE     EXPIRATION   PRESENT VALUE
                 NAME                   GRANTED(1)   TO ALL EMPLOYEES   ($/SHARE)      DATE         ($)(2)
- - --------------------------------------- ----------   ----------------   ---------   ----------   -------------
J. Kelley Williams.....................        0            N/A              N/A           N/A          N/A
O. Edward Wall.........................    3,200             5%          15.0625      08/23/04       23,072
Charles R. Gibson......................   17,200            27%          15.0625      08/23/04      124,012
R. Michael Summerford..................   21,300            34%          15.0625      08/23/04      153,573
William P. Bartlett....................        0            N/A              N/A           N/A          N/A

- - ---------------

 * Options shown in this table represent NQSOs granted to employees under the 1988 Long-Term Incentive Plan on August 23, 1994.

(1) The Company has in effect a plan providing for payment of thirty-seven percent (37%) of the Company's federal income tax deduction resulting from the exercise of Convertible Subordinated Debenture Options, NQSOs and ISOs. Amounts received are included as other annual compensation in the Company's Summary Compensation Table.

(2) Grant date present value is determined using the Black-Scholes model. The Black-Scholes model is a complicated mathematical formula widely used to value exchange traded options. The model takes into consideration a number of factors, including volatility of Common Stock, its dividend rate, the term of the option and interest rates. Because the Black-Scholes model is assumption-based, it may not accurately reflect present value. The actual value realized, if any, will depend on the excess market value of the Common Stock over the exercise price on the date the option is exercised. Assumptions used in the Black-Scholes model to generate the values reflected above were: U.S. Treasury rate of 7.3% for the expected option term at date of grant; dividend yield of 2.0% at date of grant; expected term of ten years; and variance of 13.4% based on monthly returns for the last three years.

             FISCAL YEAR 1994 OPTION EXERCISES AND YEAR END VALUES

                                                                                             AGGREGATE VALUE OF
                                                            NUMBER OF SECURITIES                UNEXERCISED,
                                                                 UNDERLYING               IN-THE-MONEY OPTIONS AT
                                                           UNEXERCISED OPTIONS AT                6/30/94($)
                           SHARES                                6/30/94(#)             ----------------------------
                          ACQUIRED          VALUE       ----------------------------    EXERCISABLE    UNEXERCISABLE
        NAME           ON EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE        (1)             (2)
- - ---------------------  --------------    -----------    -----------    -------------    -----------    -------------
J. Kelley Williams...      --               --            375,000         0               1,615,625      N/A
O. Edward Wall.......      --               --             33,000         0                  96,563      N/A
Charles R. Gibson....    6,000            62,625           94,200         0                 415,938      N/A
R. Michael
  Summerford.........      --               --            115,400         0                 456,675      N/A
William P.
  Bartlett...........      --               --             N/A           N/A                N/A          N/A

- - ---------------

(1) Value was computed as the difference between the individual option price and the per share closing price of First Mississippi Common Stock on June 30, 1994, as reported on the consolidated transaction system for New York Stock Exchange issues. Only options with fair market values in excess of the exercise price are reflected in this column.

(2) No value is shown because there were no unexercisable options at fiscal year end.

            LONG-TERM INCENTIVE PLAN -- AWARDS IN FISCAL YEAR 1994*

                                                                              ESTIMATED FUTURE PAYOUTS
                                                                            UNDER NON-STOCK PRICED-BASED
                                                        PERFORMANCE OR                  PLANS
                                                      OTHER PERIOD UNTIL    -----------------------------
                                         NUMBER OF      MATURATION OR       THRESHOLD   TARGET    MAXIMUM
                 NAME                      UNITS            PAYOUT              $          $         $
- - ---------------------------------------  ---------    ------------------    ---------   -------   -------
William P. Bartlett(1).................    3,500         5 years                 --     140,000       --

- - ---------------

 * Options shown in this table represent performance units granted on August 23, 1994.

(1) In 1991, the Board adopted a performance unit plan for Callidus Technologies Inc. providing for annual performance award grants payable in cash only at the end of a five (5)-year period. Each annual grant specifies earnings targets for the performance period and a unit valuation formula based on actual operating results versus targets. The threshold (or minimum) payout may be zero. There is no limit on the maximum payout. To date, no value has been realized on these performance units.

                               OTHER COMPENSATION

     In 1970, the stockholders authorized the noncontributory Retirement Plan for the Employees of First Mississippi. Employees become one hundred percent (100%) vested after five (5) years of employment. The plan provides for normal retirement at age sixty-five (65) with actuarially adjusted provisions for early and postponed retirement dates. Retirement benefits are based on years of service and average compensation (wages and salary) of the five (5) highest consecutive years during employment. The benefits listed in the table below are not subject to any reduction for social security or other offset amounts.

     The following table shows the estimated annual retirement benefit payable to participating employees including Executive Officers based on earnings and years of service classifications as indicated.

                 AVERAGE ANNUAL                 ESTIMATED ANNUAL BENEFITS FOR YEARS OF CREDITED
                  COMPENSATION                                      SERVICE
                   (5 HIGHEST                   -----------------------------------------------
               CONSECUTIVE YEARS)               10 YEARS     20 YEARS     30 YEARS     40 YEARS
    -----------------------------------------   --------     --------     --------     --------
       $100,000..............................   $ 17,712     $ 35,424     $ 53,136     $ 70,848
        150,000..............................     26,712       53,424       80,136      106,848
        200,000..............................     35,712       71,424      107,136      142,848
        300,000..............................     53,712      107,424      161,136      214,848
        400,000..............................     71,712      143,424      215,136      286,848
        450,000..............................     80,712      161,424      242,136      322,848
        500,000..............................     89,712      179,424      269,136      358,848

     The table includes amounts that exceed limitations allowed under Section 415 of the Code. The Company's BRP provides that if a retired employee's benefits calculated under the Retirement Plan exceed the maximum allowed under the Code, the Company will supplement such employee's benefits to the extent such benefit is in excess of the limitation.

     Years of service for the Executive Officers listed in the Summary Compensation Table are: J. Kelley Williams, twenty-eight (28) years; Charles R. Gibson, twenty-four (24) years; O. Edward Wall, twenty-two (22) years; R. Michael Summerford, sixteen (16) years; and William P. Bartlett, five (5) years.

     Termination Agreements. Effective July 1, 1989, the Board approved Termination Agreements for the Executive Officers of the Company, including J. Kelley Williams, Charles R. Gibson, O. Edward Wall and R. Michael Summerford. The Agreements are contingent upon a Change of Control, as defined in the Agreements, and provide for three-year terms which are automatically extended unless the Company determines not to renew or in the event of a Change of Control of the Company. Each individual, other than the Chief Executive Officer, would be paid upon termination without cause or upon resignation for good reason within three (3) years of a Change of Control, one and one-half (1.5) times the sum of the three-year average of his annual base salary (excluding bonuses) plus fringe benefit costs equal to thirty-six percent (36%) of his annual base salary. The Chief Executive Officer would receive the same payment upon his resignation for any reason within one (1) year of a Change of Control. Upon termination, the individual would have the option, unless he notifies the Company otherwise, to receive a cash payment equal to the cash value of all his NQSOs, Debenture Options and Debentures, whether then exercisable or not. Following termination, the Company will pay amounts previously due to individuals for early stock disposition under the Company's tax sharing plan. No individual would receive payments in the event of death, disability or termination for cause. In addition, the Agreements provide for an additional payment to be made by the Company to the Officer if any of the severance payments provided for by the Agreements or any other payments made pursuant to a Change of Control of the Company (the "Total Payments") become subject to an additional tax ("Excise Tax") imposed by Section 4999 of the Code, such that the net of all of the payments received by the Officer after the imposition of the Excise Tax on the Total Payments and any federal income tax on the additional payment shall be equal to the Total Payments.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Chief Executive Officer serves as a member ex-officio of the Compensation & Human Resources Committee, but may not serve as Chairman or vote or participate in or be present for Committee decisions regarding his own compensation. He does not make recommendations about nor participate in decisions regarding any aspect of his compensation.

     In addition, Mr. Crook, who retired from the Company as Vice President in 1985, is Chairman of MCI and Mr. Summerford, an Executive Officer of the Company, and Mr. McAuley, a former Executive Officer of the Company, are directors of MCI. Mr. McAuley also serves on its Compensation Committee.

                COMPENSATION & HUMAN RESOURCES COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     Philosophy. The Company's compensation philosophy is designed to maximize stockholder value and serve the best interest of stockholders and employees. The philosophy incorporates the following principles:

          (a) Compensation should attract and retain qualified employees and stimulate their useful and profitable efforts on behalf of the Company;

          (b) Compensation should be internally equitable and externally competitive; and

          (c) Compensation should be defined broadly and comprehensively.

     Committee Members. The Compensation & Human Resources Committee (the "Compensation Committee") is a Committee of the Board composed of not less than three (3) Directors who are not officers or regular employees of the Company or of any subsidiary of the Company. The Chief Executive Officer ("CEO") of the Company is also a member ex-officio but may not serve as chairman or vote or participate in or be present for Compensation Committee decisions regarding his own compensation. The Compensation Committee selects and is advised by independent outside consultants as considered appropriate.

     Charter. The Compensation Committee operates under a charter approved by the Board in August 1990, and amended in August 1994, which formally defines responsibilities, authorities, and procedures. The charter provides for members to be elected annually by the Board. The chairman is elected annually by the Compensation Committee, but may not serve longer than three consecutive years. The primary responsibility of the Compensation Committee is to assure development, implementation, and maintenance of competitive compensation and benefits to attract, motivate, and retain qualified officers, management, and employees.

     Overall compensation and benefits are targeted at the median or mid-market of peer companies. Compensation includes base pay and annual and long-term performance incentives. Incentives are tied to financial results versus peer companies and/or to specific performance objectives linked to stockholder value. Peer companies are public companies with products and markets and other characteristics comparable to the Company and/or its subsidiaries.

     Duties. The Compensation Committee's duties include the following:

          (a) To recommend to the Board compensation policies for the Company and its subsidiaries;

          (b) To recommend to the Board the base salary and annual incentive awards for Executive Officers;

          (c) To review and report to the Board base salaries and annual incentive awards for other highly compensated officers and employees; and

          (d) To designate participants and grant awards under the Long-Term Incentive Plan.

COMPONENTS OF EXECUTIVE COMPENSATION

     Base Salary. The Compensation Committee annually reviews and compares base salaries and salary ranges for similar positions in other companies in relevant markets defined by company size, industry and location. Executive, technical and other highly compensated positions are valued in the national market using data developed by nationally recognized compensation consulting firms. Base salary for all positions is targeted at the median or mid-market of peer companies. The published compensation data used by the Committee to establish base salary ranges is not necessarily comprised of the same peer group of companies included in the Five Year Cumulative Total Return Graph. Salary ranges and actual salaries are adjusted annually, taking into consideration position value, market pricing, operating results, individual performance and other relevant factors.

     The Committee recommended and the Board approved merit increases to the four (4) named Executive Officers other than the CEO which averaged 3.9% in fiscal 1994.

     Annual Incentive Awards. Annual incentive awards, in the form of cash payments, are designed to achieve specific short-term results and to further long-term objectives. Financial and other objectives for the Company, subsidiaries, and program participants are set at the beginning of each fiscal year. The process involves the Board, the Compensation Committee, the CEO and program participants. The Compensation Committee annually reviews and recommends to the Board participation and award opportunity. Award opportunity is based on guidelines developed by nationally recognized compensation consultants. At fiscal year-end, incentives are awarded following review of Company and subsidiary results and performance versus objectives and peer results and personal performance of participants versus objectives. As a general rule, no awards are made unless the Company is profitable. However, awards have been made for superior individual performance in profitable subsidiaries when the Company has had a loss.

     The Committee recommended and the Board approved $255,400 in annual incentive awards for the four (4) named Executive Officers other than the CEO based on Company and subsidiary financial results, performance compared to peers and achievement of personal objectives for fiscal 1994.

     Long-Term Incentive Awards. Participation in the Long-Term Incentive Plan is limited to officers and key managers based on responsibility, authority, potential impact on the Company, and competitive practice for similar positions in peer companies. The Compensation Committee annually reviews and approves participation and potential award ranges. Award ranges are based on guidelines developed by nationally recognized compensation consultants. At fiscal year-end, the Compensation Committee reviews Company condition and performance versus long-term goals and recommends awards under the Long-Term Incentive Plan. Awards may be in the form of stock options, debenture options, restricted stock, stock appreciation rights, performance units, supplemental cash, or other such forms as appropriate.

     The Company also has adopted performance unit plans outside of the Long-Term Incentive Plans for two of its non-public subsidiaries in which subsidiary executive officers participate. In one plan, awards are payable in cash only based on the subsidiary's profits and price earning multiples of a group of publicly held peer companies. In the other plan, awards are payable in cash only at the end of a five-year period based on actual results versus targets.

     The Compensation Committee granted 41,700 nonqualified stock options and 19,100 performance units to the four (4) named Executive Officers excluding the CEO for fiscal 1994.

     CEO Compensation. At fiscal year-end, the independent Directors evaluate the CEO's performance versus objectives established at the beginning of the year. The Compensation Committee considers this evaluation and compensation at peer companies in its review and makes a recommendation to the Board regarding CEO compensation. Mr. Williams' performance review in fiscal 1994 included an assessment of operating earnings compared to budget and prior year, financial performance versus peers, restructuring and dispositions, balance sheet improvements and market capitalization. Based on the Committee's recommendation, the Board approved an annual incentive of $200,000. Mr. Williams' salary was also increased to $450,000 effective July 1, 1994 (See Summary Compensation Table).

                                COMPENSATION & HUMAN RESOURCES COMMITTEE

                                Charles P. Moreton, Chairman
                                Richard P. Anderson
                                Paul W. Murrill*
                                Maurice T. Reed, Jr.

* Dr. Murrill served on the Compensation & Human Resources Committee through August 23, 1994.

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively the "Acts"), except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                               PERFORMANCE GRAPH

     The following line graph compares the cumulative total stockholder return on First Mississippi's Common Stock during the five (5) year period ended June 30, 1994 to the Standard and Poor's 500 Stock Index and an index of peer issuers selected by the Company. The graph assumes a one hundred dollar ($100) investment on June 30, 1989, and reinvestment of dividends on a quarterly basis.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                         FIRST MISSISSIPPI CORPORATION
                           S&P 500 INDEX & PEER GROUP

      MEASUREMENT PERIOD             FIRST MISSIS-     S&P 500
    (FISCAL YEAR COVERED)             SIPPI CORP.       INDEX         PEER GROUP
6/30/89                                 100.00          100.00          100.00
6/30/90                                  77.74          116.39           96.22
6/30/91                                  75.91          124.99           84.24
6/30/92                                  78.11          141.69           79.64
6/30/93                                  68.27          160.92           90.02
6/30/94                                 110.82          163.22           96.92

     The peer group consists of public companies operating in the same industries as First Mississippi. Peer companies were grouped by industry and weighted by market capitalization. Industry indices were then weighted by the Company's asset mix, including chemicals, fertilizer, gold, oil and gas and coal. The latter two were excluded in 1994 due to the Company's disposition of its oil and gas and coal operations, which are not a part of 1994's operating results.

     Companies in the 1994 peer group are: Agnico-Eagle Mines, Atlas Corporation, Battle Mountain Gold, Dexter Corporation, Echo Bay Mines, Ltd., FMC Gold, Freeport McMoRan Resource Partners, L.P., IMC Fertilizer Group, MacDermid, Inc., New Jersey Steel, NS Group, Olin Corporation, Quaker Chemical and Terra Industries. Energy companies included in 1990-1993 comparisons are: Amax, Inc., AOI Coal, ENSERCH Corporation, Forest Oil, Wainoco Oil and Westmoreland Coal. Quantum Chemical was removed from the 1994 comparisons after being bought by Hanson plc.

                                    AUDITORS

     The accounting firm of KPMG Peat Marwick LLP ("KPMG") was approved by the Board to serve as independent auditor of the Company for fiscal year 1995.

     KPMG has served as independent auditor of the Company for the past thirty-two (32) years. The Company has been advised that neither KPMG nor any of its associates has a material interest in the Company or any affiliate thereof. Representatives of KPMG are expected to be present at the Annual Meeting of Stockholders, will be afforded an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The management of the Company knows of no other matter which may come before the Annual Meeting. However, if any matter other than those referred to herein should properly come before the meeting, the proxies will be voted with respect thereto in accordance with the judgment of the proxy holder.

     Please sign the enclosed proxy and return it in the return envelope promptly.

                                /s/ JAMES L. MCARTHUR
                                    JAMES L. McARTHUR
                                    Secretary

                        FIRST MISSISSIPPI CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING ON NOVEMBER 11, 1994

                                  P R O X Y

The undersigned hereby appoints J. Kelley Williams, Paul W. Murrill and James
W. Crook, and each of them, with the power of substitution and revocation, as attorneys and proxies to appear and vote all shares of Common Stock held by the undersigned, at the Annual Meeting of First Mississippi Corporation, to be held on November 11, 1994, and at any and all adjournments thereof; and the undersigned hereby instructs said proxies to vote as indicated on all matters referred to on the reverse side and described in the proxy statement for the meeting, and in accordance with their judgement on all other matters that may properly come before the meeting.

ELECTION OF DIRECTORS, NOMINEES:

     THREE YEAR TERM -- RICHARD P. ANDERSON, WILLIAM A. PERCY II, MAURICE T.
                        REED, JR., R. GERALD TURNER.

     TWO YEAR TERM -- JAMES E. FLIGG

All proxies will vote as specified on the reverse side. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL VOTE (1) FOR the elections of the director nominees, and (2) on all other matters that may properly come before the meeting in accordance with their judgement. To vote FOR the Board of Directors recommendations, just sign and date the reverse side - no boxes need be checked.

0000001                                                        SEE REVERSE SIDE

    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE.

                          FOR      WITHHELD
1. Election of            / /        / /
   Directors.
   (see reverse)

For, except vote withheld from the following nominee(s):



- - --------------------------------------------------------



                                                       / / I have comments

                                                       / / I will attend meeting


SIGNATURE(S)_________________________________________________ DATE ___________

SIGNATURE(S)_________________________________________________ DATE ___________

NOTE: Please sign exactly as name appears hereon. Joint owners, each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full name as such.



- - --------------------------------------------------------------------------------

FIRST MISSISSIPPI CORPORATION                               1994 ANNUAL MEETING


     You are cordially invited to attend the annual meeting of stockholders of First Mississippi Corporation. The meeting will be held Friday, November 11, 1994, at 2:00 p.m. (CST) in the Garden Room at Dennery's, 330 Greymont Avenue, Jackson, Mississippi.

     Please mark the boxes on the proxy card to indicate how your shares should be voted. Sign and return your proxy as soon as possible in the enclosed postpaid envelope. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE THE PROXY CARD WHERE INDICATED - NO BOXES NEED BE CHECKED.

     Votes are tabulated by Society National Bank, the Company's transfer agent. Any comments noted on the proxy card or an attachment will be forwarded to the Corporate Secretary by Society. Please indicated if you have comments by marking the appropriate box.


                                               /s/JAMES L. MCARTHUR
                                               James L. McArthur
                                               Secretary